Exhibit 10.47

THIS THIRD AMENDMENT, dated as of December 17, 2021 (this “Amendment”), to that certain Transaction Agreement dated as of October 4, 2021 (as amended by this Amendment and the First Amendment to the Transaction Agreement dated as of December 1, 2021 and the Second Amendment to the Transaction Agreement dated as of December 7, 2021, the “Transaction Agreement”; and all defined terms used herein that are not otherwise defined are used as defined in the Transaction Agreement), is entered into by and between AiPharma Global Holdings LLC, a Delaware limited liability company (“AiPharma”), and Aditxt, Inc., a Delaware corporation (“Aditxt”, and together with AiPharma, the “Parties” and each, a “Party”).

WHEREAS, the Parties desire to amend the Transaction Agreement as set forth herein.

NOW, THEREFORE, in consideration for the promises contained herein and the mutual obligations of the Parties, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1. Amendments.

Section 1.1 Section 11(a)(ii) of the Transaction Agreement is hereby amended by replacing the phrase “December 16, 2021” contained therein with the phrase “December 22, 2021”.

Article 2. Miscellaneous.

Section 2.1 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Transaction Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Transaction Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Transaction Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 2.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Parties. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

Section 2.4 Entire Agreement. This Amendment and the Transaction Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 2.5 Miscellaneous. The terms and provisions of Sections 6, 7, 8, 9, 13, 14 and 15 of the Transaction Agreement are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

AiPharma Global Holdings LLC

By:	/s/ Alessandro Gadotti
	Name:	Alessandro Gadotti
	Title:	CEO

Aditxt, Inc.

By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	CEO